Exhibit 99(b)
   X    PLEASE MARK VOTES AS IN THIS EXAMPLE

1. Proposal to adopt the Agreement and Plan of Merger, dated as of August 24, 1994, between First National Bank Corp. and Old Kent Financial Corporation.

     For _____     Against _____     Abstain _____

     Your Board of Directors recommends that you vote FOR the Proposal.

2. In their discretion, upon any other matters which may come before the meeting.

     RECORD DATE SHARES:

Please be sure to sign and date this Proxy.

Date _________________

Shareholder sign here ____________________________

Co-owner sign here _______________________________

Mark box at right if address change has been noted
on the reverse side of this card.                       _______



Detach Card
                          FIRST NATIONAL BANK CORP.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy.
An important issue related to the management of your Company requires your immediate attention and approval. This issue is discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders, December 30, 1994.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

First National Bank Corp.
                          FIRST NATIONAL BANK CORP.
            Special Meeting of Stockholders - December 30, 1994


The undersigned stockholder(s) acknowledges receipt of a Notice of Special Meeting and a Prospectus and Proxy Statement for the special meeting referred to above, and appoints Harold W. Allmacher and Arie Guldemond, or either of them, each with full power of substitution, attorneys and proxies to represent the stockholder, and to vote and act with respect to all shares that the stockholder would be entitled to vote, at the special meeting of stockholders of First National Bank Corp. referred to above and at any adjournment of that meeting on all matters which come before the meeting.

This proxy is solicited on behalf of the Board of Directors. If this proxy is properly executed and returned, the shares represented by this proxy will be voted as specified. If no specification is given, the shares will be voted for adoption of the Agreement and Plan of Merger. The shares represented by this proxy will be voted in the discretion of the proxies on any other matter which may come before the meeting.

The undersigned hereby revokes any proxy previously given to vote such shares at the meeting or at any adjournment thereof.

PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on your stock certificate indicating, where proper, official position or representative capacity. When shares are held by joint tenants, both should sign.

HAS YOUR ADDRESS CHANGED?

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